Exhibit 99.1

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

Contact Information:

Elif McDonald

514-856-3855

877-281-6642 (toll free)

elif.mcdonald@valeant.com

Media:

Renée Soto

or

Chris Kittredge/Jared Levy

Sard Verbinnen & Co.

212-687-8080

VALEANT TO SELL DENDREON TO SANPOWER GROUP FOR

$819.9 MILLION IN CASH

LAVAL, Quebec, January 9, 2017 - Valeant Pharmaceuticals International, Inc. (NYSE/TSX: VRX) ("Valeant" or the "Company") today announced that its affiliate has entered into a definitive agreement to sell all of the outstanding equity interests in Dendreon Pharmaceuticals, Inc. (“Dendreon”) to the Sanpower Group Co., Ltd., one of the largest privately owned conglomerates in China. Under the terms of the transaction, Valeant will receive cash consideration of $819.9 million at completion.

Dendreon’s first and only commercialized product is Provenge®, an autologous cellular immunotherapy (vaccine) for prostate cancer treatment approved by the FDA in April 2010.

“With this sale, we are better aligning our product portfolio with Valeant’s new operating strategy by exiting the urological oncology business, which is one of our non-core assets,” said Valeant CEO Joseph C. Papa. “We are pleased to take this step forward in our divestiture program and are continuing to evaluate transactions to simplify our business and strengthen our balance sheet.”

Valeant will use proceeds from the sale of Dendreon to permanently repay term loan debt under its Senior Secured Credit Facility. The transaction is expected to close in the first half of 2017, subject to customary closing conditions, including receipt of applicable regulatory approvals.

Centerview Partners served as financial advisor to Valeant and Hogan Lovells US LLP represented Valeant in connection with this transaction. DLA Piper LLP (US) and DLA Piper UK LLP acted as legal advisor to the Sanpower Group.

About Valeant

Valeant Pharmaceuticals International, Inc. (NYSE/TSX: VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of dermatology, gastrointestinal disorders, eye health, neurology and branded generics. More information about Valeant can be found at www.valeant.com.

About Sanpower

Established in 1993, Sanpower Group has become one of the largest, privately-owned conglomerates in China. Headquartered in Nanjing, it offers a global platform for its five primary sector groups: Health & Wellness, Information Services, Consumer & Retail, Financial Services, and Real Estate. Sanpower Group has controlling stakes in more than 100 subsidiaries and has a 90,000-strong global workforce, including 30,000 based internationally. Sanpower Group currently generates over RMB 100 billion in revenue.

Forward-looking Statements

This press release may contain forward-looking statements, including, but not limited to, the expected timing of the closing of the transaction. Forward-looking statements may generally be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," "target," or "continue" and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in the Company's most recent annual or quarterly report and detailed from time to time in Valeant's other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward looking statements speak only as of the date hereof. Valeant undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes, unless required by law.